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                                                                      EXHIBIT 99
JOINT FILING AGREEMENT

                 RPLP, Richard W. Snyder and Roberta M. Snyder each hereby agrees, in accordance with Rule 13d-1(f) under the Securities Exchange Act of 1934, as amended, that the Schedule 13D filed herewith, and any amendments thereto, relating to the shares of Common Stock, $0.0001 par value per share, of Global Environmental Corp. are, and will be, filed jointly on behalf of each person.

Dated:  September 6 ,1996
                                        RAVINE PARTNERS, LTD.


                                        By: /s/ Richard W. Snyder
                                           --------------------------
                                           Name: Richard W. Snyder
                                           Title: General Partner

                                        RICHARD W. SNYDER


                                        By: /s/ Richard W. Snyder
                                           --------------------------


                                        ROBERTA M. SNYDER


                                        By: /s/ Roberta M. Snyder
                                           --------------------------